Exhibit 10.28

STOCK PURCHASE AGREEMENT

(First Quadrant Mercury, L.P.)

This Agreement is made and entered into as of December 30, 2008 by and among (i) PHC, Inc., a Massachusetts corporation (the “Company”) and (ii) First Quadrant Mercury, L.P. (“Shareholder”).

1.	PURCHASE AND SALE OF SHARES.

1.1       Purchase and Sale. At the Closing, the Company shall purchase from the Shareholder and the Shareholder shall sell to the Company, 53,976 shares of Class A Common Stock, $0.01 par value per share (the “Shares”) at a price of $1.46 per Share (the aggregate purchase price of $78,804.96) (the “Purchase Price”) and on such other terms and conditions set forth in this Agreement.

1.2       Closing; Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Arent Fox LLP, 1050 Connecticut Avenue, NW, Washington, DC 20036 at 10:00 a.m., Eastern Time on December 30, 2008 (the “Closing Date”).

2.	PAYMENT OF PURCHASE PRICE; CLOSING.

2.1       Deliveries by Company. At the Closing, the Company will deliver to Shareholder payment of the Purchase Price in immediately available funds by wire transfer in accordance with the wire transfer instructions set forth on Schedule 1.

2.2       Deliveries by Shareholder. At the Closing, Shareholder and will deliver to the Company stock certificates representing all of the Shares by electronic transfer in accordance with the Company’s written instructions.

3.         REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company represents to Shareholder that the statements in this Section 3 are correct and complete as of the date hereof and as of the Closing Date, except as set forth in the Company’s disclosure schedule attached hereto:

3.1       Organization of Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

3.2       Authorization of Transaction. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

Noncontravention. Except as set forth on Schedule 3.3, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, do not and will not, with or without the giving of notice or the passage of time or both, (A) violate any law to which the Company is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject.

4.	REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.

4.1       Representations and Warranties of Shareholder. Shareholder represents and warrants to the Company that the statements in this Section 4.1 are correct and complete as of the date hereof and as of the Closing Date:

(a)        Organization of Shareholder. Shareholder is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(b)        Authorization of Transaction. Shareholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Shareholder, enforceable in accordance with its terms and conditions.

(c)        Noncontravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, do not and will not, with or without the giving of notice or the passage of time or both, (A) violate any law to which Shareholder is subject or any provision of its charter or partnership agreement or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Shareholder is a party or by which it is bound or to which any of its assets is subject.

(d)        Title to Shares. Shareholder has good and marketable title to, and is the sole record and beneficial owner of the Shares, which Shares are owned free and clear of any restrictions on the right to vote, sell or otherwise dispose of the Shares (other than any restrictions under the Securities Act and state securities laws), rights of first refusal, taxes, liens or other encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands (collectively, “Encumbrances”). Upon consummation of the Closing in accordance with the terms set forth in this Agreement, the Company shall acquire good, valid and marketable title to the Shares, free and clear of any Encumbrances. Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require a Shareholder to sell, transfer, or otherwise dispose of any of the Shares (other than this Agreement). Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Shares.

(e)        Access to Information. Shareholder has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Shareholder reasonably considers important in making the decision to sell the Shares, and Shareholder has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

(f)        For purposes of this Agreement, a “Person” means a natural person; partnership, limited partnership, trust, estate, association, limited liability company, or corporation; any custodian, nominee, trustee, executor, administrator, or other fiduciary; or any other individual or entity in its own or any representative capacity.

(g)        Tax Consequences. Shareholder understands the tax consequences of the transactions contemplated by this Agreement. Shareholder confirms that it is not relying on any statements or representations of the Company or any of its agents with respect to the tax effect of the transactions contemplated by this Agreement. Shareholder has had the opportunity to consult with its own legal counsel, accounting, tax, investment and other advisors, who are unaffiliated with the Company, with respect to the tax treatment of the transactions contemplated by this Agreement. Shareholder also acknowledges that it is solely responsible for any of its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

5.	[Intentionally Omitted]

6.

CLOSING CONDITIONS.

6.1       Conditions to Obligation of Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions.

(a)        Accuracy of Representations and Warranties. The representations and warranties of Shareholder set forth in Section 4 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date).

(b)        Covenants. Shareholder shall have performed and complied with all of its covenants hereunder that are required to be performed prior to Closing in all material respects through the Closing.

(c)        No Action. No action, suit, or proceeding shall be pending or threatened before any stock exchange, court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)        Consents. There shall have been obtained at or prior to the Closing Date consent of Capital Source Finance LLC to the transactions contemplated hereby.

6.2       Conditions to Obligation of Shareholder. The obligation of Shareholder to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions.

(a)        Accuracy of Representations and Warranties. The representations and warranties of the Company set forth in Section 3 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date).

(b)        Covenants. The Company shall have performed and complied with all of its covenants hereunder that are required to be performed prior to Closing in all material respects through the Closing.

(c)        No Action. No action, suit, or proceeding shall be pending or threatened before any stock exchange, court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)        Consents. There shall have been obtained at or prior to the Closing Date consent of Capital Source Finance LLC to the transaction contemplated hereby.

7.	TERMINATION.

7.1       Termination of Agreement. The parties to this Agreement may terminate this Agreement as provided below:

(a)        The Company and Shareholder may terminate this Agreement by mutual written consent at any time prior to the Closing.

(b)        The Company may terminate this Agreement by giving written notice to Shareholder at any time prior to the Closing (i) in the event Shareholder has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Shareholder of the breach, and the breach has continued without cure for a period of ten (10) business days after the notice of breach or (ii) if the Closing shall not have occurred on or before December 30, 2008, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement); and

(c)        Shareholder may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event the Company has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Company has been notified by the Shareholder of the breach, and the breach has continued without cure for a period of ten (10) business days after the notice of breach or (ii) if the Closing shall not have occurred on or before December 30, 2008 by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from Shareholder breaching any of its representations, warranties, or covenants contained in this Agreement).

7.2       Effect of Termination. If any party terminates this Agreement pursuant to Section 7.1 above, all rights and obligations of the parties hereunder shall terminate (except for the provisions of Section 8.4 which, by their terms, would reasonably be expected to survive termination, which shall survive) without any liability of any party to any other party (except for any liability of any party then in breach).

8.	GENERAL PROVISIONS.

8.1       Assignments; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.

8.2       Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to that body of laws pertaining to conflict of laws. The parties hereby consent to and waive any objection to the jurisdiction and venue of any state court or federal court of general jurisdiction in Boston, Massachusetts with respect to any action or proceeding relating in any way to this Agreement and the parties agree that any action brought against either party by the other party relating to this Agreement shall be brought in such a court in Boston, Massachusetts.

8.3       Specific Performance. Shareholder acknowledges and agrees that a breach of Section 8.4 of this Agreement will result in immediate, material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled, in addition to any other rights or remedies that the Company may have, to seek a temporary restraining order and/or a preliminary or permanent injunction enjoining or restraining Shareholder from engaging in activities prohibited by this Agreement.

8.4       Confidentiality. Shareholder will treat and hold as confidential, any information concerning a potential transaction involving Pivotal Research Centers, Inc. except information (i) that is already generally available to the public, (ii) received from a third party not known by the receiving party to be under an obligation to the other party to keep such information confidential, or (iii) which is or becomes known to the public (other than through a breach of this Agreement) (“Confidential Information”). Shareholder shall refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Company or destroy, at the request and option of the Company, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that Shareholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Shareholder will notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 8.4. If, in the absence of a protective order or the receipt of a waiver hereunder,Shareholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, they may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Person shall use his commercially reasonable efforts to obtain, at the request of the Company, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

8.5       Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside of the United States; or (iv) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number set forth below the signature lines of this Agreement or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other party hereto.

8.6       Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

8.7       Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

8.8       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

8.9       Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

8.10      Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

8.11      Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to anyone provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

8.12      Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

[Signature Page Next]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized representative.

PHC, INC.

By: /s/ Paula C. Wurts
Name: Paula C. Wurts
Title: Treasurer and CFO
Address: Pioneer Behavioral Health
200 Lake St. Suite 102
Peabody, MA 01960
Facsimile: 978-536-2677

FIRST QUADRANT MERCURY, L.P.

By: Equitable First Quadrant
Its General Partner

By: /s/ Deanna McCulley
Name: Deanna McCulley
Title: Vice President & Secretary

Address: Equitable Advisors, Inc.
4400 Harding Road, Ste 310
Nashville, TN 37205
Facsimile: 615.460.1163

Schedule 1

Wire Instructions:

Wachovia Bank

3442 Orange Ave NE

Roanoke, VA 24012

ABA 051400549

Beneficiary: First Clearing, LLC

Acct# 5050000000631

Further Credit: First Quadrant Mercury, L.P. Account # 6369-6830

Schedule 3.3

The transactions contemplated under the Stock Purchase Agreement among the Company and the Shareholder requires the prior written consent of CapitalSource Finance LLC (the “Lender”), pursuant to the Revolving Credit, Term Loan and Security Agreement dated October 19, 2004, as amended, by and among the Company, the Lender and the other parties thereto.